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                                                                    EXHIBIT 10.5

                             [FRANKLIN LETTERHEAD]


                                December 15, 2003

Ranieri & Co, Inc.
50 Charles Lindbergh Boulevard
Suite 500
Uniondale, New York 11553
Attention: Robert A. Perro

Gentlemen:

         We refer to the Stock Option Agreement, dated as of November 4, 2002 (the "Stock Option Agreement"), by and between Franklin Bank Corp. ("Franklin") and Ranieri & Co., Inc. ("Ranieri & Co"), and the Consulting Agreement, dated as of November 4, 2002 (the "Consulting Agreement"), by and between Franklin and Ranieri & Co.


         The public offering of common stock of the Company contemplated by the Registration Statement on Form S-1 (File No. 333-108026) first filed by the Company on August 15, 2003 (the "Initial Public Offering") is expected to result in a "Change of Control" as defined under each of the Stock Option Agreement and the Consulting Agreement. The Stock Option Agreement currently provides that the Option (as defined in the Stock Option Agreement) will become fully vested and exercisable upon the occurrence of a Change of Control, and the Consulting Agreement currently provides that the Consulting Agreement will terminate upon such occurrence. The purpose of this letter is to memorialize our mutual agreement regarding certain matters relating to the effect of a Change of Control under those agreements.



         In view of Franklin's belief that it is in the best interests of the Company and its stockholders to continue to have available to the Company the consulting services contemplated under the Consulting Agreement without regard to the Initial Public Offering, and in view of our mutual desire to amend the terms of the Consulting Agreement as set forth herein to provide for the continued availability of such services, each of us hereby agrees that (i) notwithstanding Section 9(b) of the Consulting Agreement, the Initial Public Offering shall not be deemed a "Change of Control" for purposes of such Section and the Consulting Agreement shall not terminate as a result thereof, and (ii) notwithstanding Section 3 of the Consulting Agreement and Section 1 of the Stock Option Agreement, following the vesting of the Option pursuant to Section 7(b) of the Stock Option Agreement, no portion of the vested Option shall be subject to forfeiture.


         Except as set forth herein, all of the terms and conditions of the Stock Option Agreement and the Consulting Agreement shall remain in effect without modification and shall be deemed to apply to this letter agreement, including without limitation the choice of law provisions thereof.

         Please acknowledge your understanding of our agreement as set forth herein by signing this letter in the space provided on the next page and returning a copy to the undersigned.

                                         Very truly yours,



                                         FRANKLIN BANK CORP.


                                         By: /s/ Anthony J. Nocella
                                            ------------------------------------
                                            Name: Anthony J. Nocella
                                            Title: President & CEO


Accepted and agreed to as of
the 15th day of December, 2003:



RANIERI & CO., INC.



By: /s/ ROBERT A. PERRO
    -----------------------------------
    Name: Robert A. Perro
    Title: Vice President